EXHIBIT 99.1
SYNTAX GROUPS CORPORATION
2005 STOCK INCENTIVE PLAN
2005 DEFERRED AND RESTRICTED STOCK PLAN
Section 1. General Purpose of Plan; Definitions.
     (a) This plan is intended to implement and govern the 2005 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) of Syntax Groups Corporation, a California corporation (the “Company”). The Plan was adopted by the Board of Directors and shareholders of the Company as of June 10, 2005. The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in shareholder value, and will therefore, inure to the benefit of all shareholders of the Company.
     (b) For purposes of the Plan, the following terms shall be defined as set forth below:
          (1) “Administrator” means the Board, or if the Board does not administer the Plan, the Committee, in accordance with Section 2.
          (2) “Award” means any award of Deferred Stock, Restricted Stock, Stock Option, or other award deemed appropriate by the Board if made pursuant to this agreement and all applicable laws.
          (3) “Board” means the Board of Directors of the Company.
          (4) “Cause” is defined, for purposes of this Plan only, and unless otherwise specified in an Award, as: (i) willful failure or refusal to follow material directions of the Chief Executive Officer, the President, or the Board of Directors of the Company, (ii) the engaging in misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (iii) conviction of a felony, (iv) conviction of a misdemeanor involving moral turpitude, (v) material breach of an agreement of confidentiality executed between the Company and the Participant, as imposed by an employment agreement, consulting agreement, non-disclosure agreement or otherwise, (vi) intentional gross misconduct, (vii) dishonesty in the performance of Participants duties and (viii) material breach of the Employment Agreement, Consulting Agreement, or other relationship between the Company and Participant (including, without limitation, Participant’s failure, gross neglect of or refusal to substantially perform Participant’s obligations thereunder, except in the event of disability).
          (5) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
          (6) “Commission” means the Securities and Exchange Commission.

          (7) “Committee” means the Compensation Committee of the Board, or any other Committee the Board may appoint to administer the Plan. If at any time the Board shall administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.
          (8) “Company” means Syntax Groups Corporation, a corporation organized under the laws of California (or any successor corporation) and any parent corporation within the meaning of Section 425(e) of the Code, any subsidiary corporation with the meaning of Section 424 (f) of the Code or any majority-owned subsidiary of a parent corporation.
          (9) “Deferred Stock” means an award made pursuant to Section 6 below of the right to receive Stock at the end of a specified deferral period.
          (10) “Disability” means, except as otherwise provided by the Administrator and except in connection with exercise of an Incentive Stock Option whereby disability must meet the meanings set forth in Section 409A(2)(C) of the Code, permanent and total disability as determined under the Company’s disability program or policy, or if such disability program or policy does not exist, then any disability that renders Participant unable to serve the Company in the capacity for which such Participant served immediately prior to such disability.
          (11) “Effective Date” shall mean the date provided pursuant to Section 15.
          (12) “Eligible Person” means an employee, director, consultant or advisor of the Company, whether an individual or entity, eligible to participate in the Plan pursuant to Section 4.
          (13) “Exchange” shall mean the New York Stock Exchange, the NASDAQ Stock Market, or other securities trading exchange that imposes conditions on Company.
          (14) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (15) “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sales price of the Stock on such date, or (B) the average of the closing sales price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.
          (16) “Incentive Stock Option” means any Stock option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.
          (17) “Initial Public Offering” means the first day as of which sales of Common Stock are made to the public pursuant to the first underwritten public offering of the Common Stock.

          (18) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.
          (19) “Participant” means any Eligible Person selected by the Administrator pursuant to the Administrator’s authority in Section 2 below to receive Awards.
          (20) “Restricted Period” means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 6.
          (21) “Restricted Stock” means an award of shares of Stock granted pursuant to Section 6 subject to restrictions that will lapse with the passage of time or upon the attainment of performance objectives.
          (22) “Securities Act” means the Securities Act of 1933, as amended.
          (23) “Stock” means the common or preferred stock of the Company, subject to the Company’s stockholders’ agreement then in effect.
          (24) “Stock Option” means a right to purchase shares of Stock granted pursuant to Section 5. For the purposes of the Plan, a Stock Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)), as chosen by the Administrator in its sole discretion.
Section 2. Administration.
     (a) The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that if the Stock is registered under Section 12 of the Exchange Act then the Plan shall be administered, and each grant shall be approved, by (i) the Board or (ii) a Committee appointed by the Board whereby each Committee member consists of (x) an “independent director” under rules adopted by the applicable Exchange; (y) a “non-employee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award.
     (b) The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options, (ii) Deferred Stock, (iii) Restricted Stock, or (iv) any combination of the foregoing.
     In particular, the Administrator shall have the authority:
          (1) to select those employees, directors, consultants or advisors of the Company who are Eligible Persons;

          (2) to determine whether and to what extent Awards or a combination of Awards are to be granted to Eligible Persons of the Company;
          (3) to determine the number of shares of Stock to be covered by each such Award;
          (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (i) the restricted period applicable to Deferred Stock or Restricted Stock awards, (ii) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (iii) when and in what increments shares covered by Stock Options may be purchased, subject to applicable rules and regulations and restrictions set forth herein; and
          (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing any Award.
     (c) The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
     (d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.
Section 3. Stock Subject to Plan.
     (a) The total number of shares of Common Stock reserved and available for issuance under this Plan shall be 1,000,000 shares. Such shares may consist of treasury Stock or authorized but unissued shares.
     (b) To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan. If the exercise price of any Stock Option award, or the withholding obligation arising from a Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery of by attestation), only the number of shares of Stock issued, not of the shares of Stock tendered, shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any

Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.
Section 4. Eligibility.
     Officers, employees and directors of, and consultants and advisors providing services to, the Company shall be eligible to be granted Awards hereunder, including Deferred Stock, Restricted Stock and Stock Options (Non-Qualified only). Officers and other key employees (defined by Treasury Regulation Section 1.421-7(h)) of the Company shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each Award.
Section 5. Stock Options for Eligible Persons.
     (a) Stock Options may be granted to Eligible Persons alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth provisions, among other things the exercise price of the option, the term of the option and exercisability of the option granted thereunder. The prospective recipient of a Stock Option shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a “Stock Option Agreement” and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.
     The Stock Options granted under the Plan to Eligible Persons may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.
     (b) The Administrator shall have the authority under this Section 5 to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.
     (c) Unless the Administrator shall deem otherwise on an individualized basis, Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall, in its sole discretion, deem desirable:
          (i) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock, if any. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value, but in no event less than 85% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price of such Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Stock Option is granted.
          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock (as defined in Section 422(b)(6)) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.
          (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein, agreed to in the Stock Option Agreement, or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable up to ten (10) years following the date of grant of the option. Subject to the provisions of this Plan, the Administrator, in its sole and absolute discretion, may also determine all of the terms and conditions of each Award granted under this Plan, which may include, among other things:
               (a) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Administrator, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company (as defined by the Administrator or as set forth in the agreement evidencing the Award), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company or a sale of substantially all of the property and assets of the Company;
               (b) a right to repurchase the Stock acquired upon exercise of an Award if the Participant’s employment or association with the Company or any of its subsidiaries is terminated for any reason, or in other circumstances, at the exercise price thereof, the Fair Market Value thereof (or the higher or lower thereof, as may be prescribed by the Administrator) or such other price as may be prescribed by the Administrator. Each certificate representing Common or Preferred Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company; provided, however, that the failure to include such a legend shall not affect the exercisability of such repurchase right; or
               (c) a provision that upon a termination of employment or consulting relationship for Cause, the Participant will not be entitled to exercise any Awards or rights therein, whether vested or unvested, at any time after such termination.

          (iv) Method of Exercise. Subject to Subsection 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or a cash equivalent, as determined by the Administrator. The Administrator may also, in its sole discretion, accept payment in whole or in part on behalf of the Company (i) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock), (ii) by cancellation of any indebtedness owed by the Company to the optionee, (iii) by a full recourse promissory note executed by the optionee, (iv) by requesting that the Company withhold whole shares of Stock then issuable upon exercise of the Stock Option (based on the Fair Market Value of the Stock), (v) by arrangement with a broker which is acceptable to the Administrator where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (vi) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.
     (d) The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, the Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other Awards hereunder.
     (e) The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this paragraph and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven (7) years. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.
     (f) No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.
     (g) If an optionee’s employment with the Company terminates by reason of death or Disability, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, for a period of at least six (6) months from the date of such death or Disability. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.
     (h) Except as otherwise provided in this paragraph, agreed to in the Stock Option Agreement, or otherwise extended by the Administrator, if an optionee’s employment, engagement with the Company terminates for any reason other than death or Disability (except for termination for cause as defined by applicable law), the optionee must exercise his or her Stock Options, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), within sixty (60) days from the date of such termination. If the optionee does not exercise his or her Stock Options within this sixty (60) day period, the Stock Options automatically terminate, and such Stock Options become null and void; provided, however, that the Administrator has the discretion to waive such automatic expiration should it deem that special circumstances exist to do so.
     (i) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock options granted to an optionee under this Plan and all other plans of the Company become exercisable for the first time by the optionee during any calendar year exceeds $100,000, then such Stock Options shall be treated as Non-Qualified Stock Options to the extent such exceeds $100,000.
Section 6. Deferred Stock and Restricted Stock.
     (a) Deferred Stock and Restricted Stock awards may be issued to Eligible Persons either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Persons, and the time or times at which grants of Deferred Stock or Restricted Stock awards shall be made; the number of shares to be awarded; the price to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph 6(c) hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objectives applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The purchase price of any Deferred Stock or Restricted Stock award must be at least 30% of the Fair Market Value of the Stock at the time the Participant is granted the right to purchase shares under the Plan, or at the time the purchase is consummated. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company, than the purchase price of the Deferred Stock or Restricted Stock award must be 100% of the Fair Market Value of the Stock either at the time the Participant is granted the right to purchase shares under the Plan, or at the time the purchase is consummated. The Administrator may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient.
     (b) The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a “Deferred Stock Award Agreement” or “Restricted Stock Award Agreement” as appropriate) and has delivered a fully executed copy thereof to the Company, within a period of thirty (30) days (or such other period as the Administrator may specify) after the Award date.
     Except as provided below in this paragraph (b) of Section 6, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Syntax Groups Corporation 2005 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and Syntax Groups Corporation. Copies of such Plan and Agreement are on file in the offices of Syntax Groups Corporation.”
     The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
     With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.
     (c) The Deferred Stock or Restricted Stock awards granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock or Restricted Stock awarded under the Plan other than by will or the laws of descent and distribution. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death or Disability or the occurrence of a “Change of Control” as defined in Section 9 below.
          (ii) Except as provided in paragraph (c)(i) of this Section 6, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a shareholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock or Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.
          (iii) If a Participant makes and election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
Section 7. Amendment and Termination.
     (a) The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the shareholders (as described below) would:
          (i)   except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;
          (ii)  change the employees or class of employees eligible to participate in the Plan;
          (iii) extend the maximum option period under Section 5 of the Plan.
     (b) If an amendment to this Plan would affect this Plan’s compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company’s shareholders to the extent required to comply with Section 422 or Section 162(m) of the Code, other applicable provisions of or rules under the Code, state or federal securities laws or exchange listing requirements, as are amended from time to time.
     (c) The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall materially and substantially impair the rights of any holder without his or her consent. The Administrator, therefore, may determine that no such consent shall be required if any such diminution has been adequately compensated or that, prior to the date of a change in control, (as defined in Section 9 below) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award.
Section 8. Unfunded Status of Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.
Section 9. Change of Control.
     The following acceleration and valuation provisions shall apply in the event of a “Change of Control”, as defined in paragraph (b) of this Section 9:
     (a) In the event of a “Change of Control,” (but prior to such Change of Control, as applicable) the Administrator may, without limitation and in its sole and absolute discretion, do any, or any combination, of the following:
          (i) declare that the restrictions applicable to any Restricted Stock or Deferred Stock awards under the Plan shall lapse in full or in part, and that such shares and/or Awards shall be deemed fully or partially vested;
          (ii) declare that some or all indebtedness incurred pursuant to paragraph (e) of Section 5 above shall be forgiven and the collateral pledged in connection with any such loan shall be released in full or in part;
          (iii) declare that the value of all or some of the outstanding Awards shall, to the extent determined by the Administrator at or after grant, be cashed out by a payment of cash or other property, as the Administrator may determine, on the basis of the “Change of Control Price” (as defined in paragraph (c) of this Section 9) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control; or
          (iv) permit the successor corporation (in the event of a Change of Control pursuant to subparagraph (b)(iii) of this Section 9), pursuant to a written agreement signed by the parties, to substitute equivalent Awards or provide substantially similar consideration to Participants as was or will be provided to shareholders after making any appropriate adjustment as such parties deem necessary or appropriate for restrictions attaching to such Awards, including, but not limited to, vesting and exercise price.
     A Participant’s individual Award may, but is not required to, provide what occurs upon a Change of Control. To the extent a Participant’s individual Award determines what occurs upon a Change of Control, the terms of such Award shall be dispositive in the event of a Change of Control.
     (b) For purposes of paragraph (a) of this Section 9, a “Change of Control” shall be deemed to have occurred if:
          (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes after the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 45% or more of the combined voting power of the Company’s then outstanding securities; or
          (ii) because of any transaction or series of related transactions (after the Effective Date), individuals who at the beginning of such transaction(s) constituted the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph (b) of Section 9) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors before the transaction(s) or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
     (c) For purposes of this Section 9, “Change of Control Price” means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.
Section 10. General Provisions.
     (a) The Administrator may require each person granted Awards to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
     All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange or national market system upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
     (c) Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, such that the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
     (d) No member of the Board or the Administrator, nor any officer, employee, consultant, advisor, attorney or accountant of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each of the aforementioned persons acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     (e) This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee or other person or Participant, or to be consideration for or a condition of the employment or engagement of any Participant. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company, to interfere in any way with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Awards authorized hereunder prior to the grant of such Awards to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.
     (f) The Company shall have the right under the Plan to withhold any and all amounts the Company deems reasonably required to comply with federal state, foreign and local taxes.
     (g) The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company or any of its subsidiaries to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge of consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.
Section 11. Specific Performance.
     The Stock Options granted under this Plan and the Shares issued pursuant to the exercise of such Stock Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its shareholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.
Section 12. Invalid Provision.
     In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein. Provisions shall not be construed against any party based on a principle that ambiguities are construed against the drafter.
Section 13. Applicable Law.
     This Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law. Any dispute shall be resolved exclusively within the County of Los Angeles, and each party hereby submits to the exclusive jurisdiction of such courts. The parties each herby waive trial by jury in any judicial proceeding brought by either of them with respect to this Agreement.
Section 14. Successors and Assigns.
     This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees’ heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

Section 15. Effective Date of Plan.
     By corporate resolution, the Plan became effective (the “Effective Date”) on June 10, 2005, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void.
Section 16. Term of Plan.
     No Stock Option, Deferred Stock or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 17. Limitation on Aggregate Offering Amount Pursuant to Plan.
     Until such time as the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the aggregate sales price of securities sold in reliance on Rule 701 within the preceding twelve (12) months under this Plan and any other agreement granting options under Rule 701 of the Securities Act or amount of securities, as the case may be, shall not exceed the greatest of: (i) $1,000,000, (ii) 15% of the total assets of the Company, measured as of the end of its most recently completed fiscal year, or (iii) 15% of the outstanding Stock, including securities (other than securities issued pursuant to this Plan) convertible or exchangeable for Stock.
Section 18. Disclosure Requirements.
     Until such time as the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, in the event the aggregate offering price of securities subject to outstanding offers plus the offering price of securities sold in the preceding twelve (12) months, as a result of Awards issued under the Plan, exceeds $5,000,000, the Company shall deliver the following disclosure documents to the Participant or optioned within a reasonable period of time before the applicable date of exercise, conversion or sale:
     (a) A summary of the material terms of this Plan;
     (b) Information about the risks associated with purchasing the shares of stock in the Company; and
     (c) Financial statements (audited statements are required only if otherwise available) as of a date no more than 180 days before the sale of securities pursuant to this Section 19.

Section 19. Additional Restrictions of Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
     IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officer.

Syntax Groups Corporation, a California corporation

By:	/s/ Thomas Chow Man Kit Name: Thomas Chow Man Kit
Title: CFO